SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement     / / Confidential, for Use of the Commission
                     Only (as permitted by Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                        Mendocino Brewing Company, Inc.
- ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         MENDOCINO BREWING COMPANY, INC.

                             ----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                December 3, 1997

                             ----------------------


         Notice is hereby given that the 1997 Annual Meeting of the Shareholders of Mendocino Brewing Company, Inc., a California corporation (the "Company"), will be held on Wednesday, December 3, 1997, at 10:00 a.m., local time, at the Ukiah Valley Conference Center located at 200 South School Street, Ukiah, CA 95482, for the following purposes:

         1. To elect directors of the Company, each to serve until the next Annual Meeting of Shareholders and until his successor has been elected and qualified or until his earlier resignation or removal. The Board of Directors has nominated the following individuals for election: Vijay Mallya, H. Michael Laybourn, O'Neil Nalavadi, Jerome G. Merchant, Yashpal Singh, Eric G. Bradley, and Daniel R. Moldenhauer;

         2. To ratify the appointment of Moss Adams as independent auditors of the Company for the current fiscal year; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

         Shareholders of record at the close of business on October 21, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

         The majority of the Company's outstanding shares must be represented at the Annual Meeting (in person or by proxy) to transact business. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY AND RETURN IT BEFORE THE MEETING IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Your proxy will not be used if you revoke it either before or at the Annual Meeting.

                                     By Order of the Board of Directors



Hopland, California                  Michael F. Lovett
November 12, 1997                    Secretary

                         MENDOCINO BREWING COMPANY, INC.
                               Post Office Box 400
                             13351 South Highway 101
                            Hopland, California 95449
                                 (707) 744-1015


                     ---------------------------------------

                       1997 ANNUAL MEETING OF SHAREHOLDERS
                                 PROXY STATEMENT

                     ---------------------------------------



                                November 12, 1997


                               GENERAL INFORMATION

Time and Place of Meeting.

The accompanying proxy is solicited on behalf of the Board of Directors of Mendocino Brewing Company, Inc., a California corporation (the "Company") for use at the Annual Meeting of the Shareholders of the Company to be held on Wednesday, December 3, 1997, at 10:00 a.m., local time, at the Ukiah Valley Conference Center located at 200 South School Street, Ukiah, CA 95482 (the "Meeting").

Meeting and Proxy Statement Information

Only holders of record of the Company's Common Stock at the close of business on October 21, 1997 will be entitled to vote at the Meeting. At the close of business on October 21, 1997, the Company had 2,643,738 shares of Common Stock outstanding and entitled to vote. A majority of the shares outstanding on the record date will constitute a quorum for the transaction of business. This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on or about November 12, 1997.

Voting Rights

Holders of the Company's Common Stock are entitled to one vote for each share held as of the above record date, except that in the election of directors each shareholder has cumulative voting rights and is entitled to a number of votes equal to the number of shares held by such shareholder multiplied by the number of directors to be elected. The shareholder may cast these votes all for a single candidate or distribute the votes among any or all of the candidates. No shareholder will be entitled to cumulate votes for a candidate, however, unless that candidate's name has been placed in nomination before the voting and the shareholder, or any other shareholder, has given notice at the Meeting before the voting of an intention to cumulate votes. In such an event, the proxy holder may allocate among the Board of Directors' nominees the votes represented by proxies in the proxy holder's sole discretion.

If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered present and entitled to vote with respect to that matter.

Solicitation of Proxies

The expenses of soliciting proxies in the form accompanying this Proxy Statement will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, facsimile, or in person. The Company will request that brokers, custodians, nominees, and other record holders of the Company's Common Stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. The Company has no present plans to specially engage any employee or paid solicitor to solicit proxies.

Revocability of Proxies

Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it before the Meeting or at the Meeting before the vote pursuant to the proxy. A proxy may be revoked by (a) a writing delivered to the Company stating that the proxy is revoked, (b) a subsequent proxy executed by the person executing the prior proxy and presented at the Meeting, or (c) attendance at the Meeting and voting in person. Please note, however, that if a shareholder's shares are held of record by a broker, bank, or other nominee and that shareholder wishes to vote at the Meeting, the shareholder must bring to the Meeting a letter from the broker, bank, or other nominee confirming that shareholder's beneficial ownership of the shares.


PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

At the Meeting, shareholders will elect directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified or until such directors' earlier resignation or removal. The size of the Company's Board of Directors (the "Board") is currently set at seven members. Accordingly, seven nominees will be elected at the Meeting to be the seven directors of the Company. Shares represented by the accompanying proxy will be voted for the election of the seven nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. Except with respect to Messrs. Bradley and Moldenhauer, who have agreed to resign effective December 31, 1997 as discussed at "Change in Control Arrangements" below, the Company is not aware of any nominee who will be unable to or for good cause will not serve as a director.

Directors/Nominees

The names of the  nominees  and  certain  information  about  them are set forth below:
                                                                             Director
    Name of Nominee          Age                   Position                   Since
--------------------------   ---       ------------------------------------  --------
Vijay Mallya                  41       Chairman and Chief Executive Officer    1997
H. Michael Laybourn           59       President and Director                  1993
O'Neil Nalavadi               37       Director                                1997
Jerome G. Merchant            35       Director                                1997
Yashpal Singh                 51       Director                                1997
Eric G. Bradley*++            60       Director                                1994
Daniel R. Moldenhauer*++      63       Director                                1994

------------------
*    Member of the Audit Committee
++   Member of the Compensation Committee

Vijay Mallya became Chairman of the Board and Chief Executive officer of the Company in October 1997. Mr. Mallya has been the Chairman of The UB Group since 1983. The UB Group is one of Asia's leading beer and spirits companies with annual sales in excess of (US) $1 Billion. Mr. Mallya also is Chairman of UBICS, Inc., United Breweries Limited, UB Engineering Limited, Mangalore Chemicals and Fertilisers Ltd., Herbertsons Limited, McDowell & Co. Ltd., and other UB Group companies. He also sits on boards of several foreign companies and organizations including companies comprising the UB Group, The Institute of Economic Studies (India), and the Federation of the Indian Chamber of Commerce and Industries.

H. Michael Laybourn, co-founder, has served as the Company's President since its inception in 1982 and as its Chief Executive Officer from inception through October 1997. Mr. Laybourn was elected a director in November 1993 when the Company began the process of converting from a limited partnership to a corporation and served as Chairman of the Board from June 1994 through October 1997. Mr. Laybourn is a Vice President of the California Small Brewers Association and Chairman of the Board of Directors of the Brewers Association of America. Mr. Laybourn holds a Bachelor of Fine Arts degree from Arizona State University.

O'Neil Nalavadi became a director in October 1997. Mr. Nalavadi currently serves as Senior Vice President, Chief Financial Officer, and a director of UBICS, Inc. Mr. Nalavadi also has served in various senior management capacities for companies affiliated with UBA from 1984 to August 1997, including Senior Vice President of the Corporate Management Division--UB Group from 1995 to August 1997, Chief Operating Officer and director of United Breweries Plc. from December 1992 to January 1995, and General Manager--Corporate Planning & Coordination of UB International Ltd. from January 1989 to December 1992. Mr. Nalavadi is a Chartered Accountant in India.

Jerome G. Merchant became a director in October 1997. Mr. Merchant is currently the Strategic Planning Consultant, U.S.A. for The UB Group and has served in such capacity since July 1996. Since April 1992, Mr. Merchant has also served as President of J.G.M. Strategic Alliances, Ltd., a business consulting firm. Between 1989 and April 1992, Mr. Merchant was the Regional Vice President for Equus Capital Corporation, an investment company with assets in excess of $500 million. In his position at Equus Capital Corporation, Mr. Merchant provided equity investment capital, financial advice, and marketing for numerous investments in equity-oriented management-led acquisitions. Mr. Merchant received his Bachelor of Science degree in Managerial Economics-Finance from the University of California, Davis.

Yashpal Singh became a director in October 1997. For six months in 1997, Mr. Singh served as Executive Vice President of Operations for Nor'Wester Brewing Company, Inc. where he was involved in operating the brewery in Saratoga
Springs, New York, which Mendocino Brewing Company acquired in October 1997. From 1994 to date, Mr. Singh has been Senior Vice President, Operations for United Breweries Ltd., in Bangalore, India. From 1990 to 1994, Mr. Singh served in various capacities at Kalyani Brewery of United Breweries Ltd., most recently as Chief Executive. In addition, in 1992, Mr. Singh became Chief Executive of Jupiter Breweries and Industries Ltd. Mr. Singh holds degrees in Chemistry, Botany, and Zoology from Punjab University in India. Mr. Singh is a member of the Master Brewers Association of the Americas.

Eric G. Bradley became a director in June 1994. Mr. Bradley has been a business and financial consultant since 1988. For the preceding 20 years, he was employed by Kaiser Aluminum & Chemical Corp., in positions rising from Division
Controller to Business Manager. Mr. Bradley is a Fellow of the Institute of Chartered Accountants (UK) and a Certified Personal Financial Planner.

Daniel R. Moldenhauer became a director in June 1994. Mr. Moldenhauer is a management consultant. He was president of Conex Products Inc. of Dublin, California from 1988 to 1990, a company formed from assets divested by Kaiser Aluminum & Chemical Corp. and later sold to Coleman Cable Systems. Mr. Moldenhauer served in several capacities with Kaiser Aluminum & Chemical Corp. from 1971 to 1988, most recently as general manager of a subsidiary.

                       THE BOARD RECOMMENDS A VOTE FOR THE
                            ELECTION OF EACH NOMINEE


Board of Directors' Meetings and Committees

The Company's Board of directors met four times during 1996. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he was a director) and the total number of meetings held by all committees of the Board on which he served (during the period that he served).

The Board has a standing Audit Committee and a standing Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.

Messrs. Bradley and Moldenhauer are currently the members of the Audit Committee, which met once during 1996. The Audit Committee reviews, acts on, and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company's auditors, and the accounting practices of the Company.

Messrs. Bradley and Moldenhauer are also currently the members of the Compensation Committee, which did not meet but acted twice by written consent during 1996. The Compensation Committee considers all matters of compensation with respect to the president and any vice president and makes recommendations to the Board regarding the compensation of such persons. The Compensation Committee also makes determinations with respect to the granting of stock options with respect to directors who are also employees of the Company.

Director Compensation

The Company's inside directors do not receive any cash compensation for their service on the Board of Directors. Outside directors receive $600 per meeting. No additional fees are paid for attending Compensation Committee meetings. Directors may be compensated for certain expenses in connection with their attendance at Board meetings. During 1996 the Company paid or incurred indebtedness to director Daniel R. Moldenhauer for approximately $19,200 for acting as project management consultant for the Company with respect to the construction of the Ukiah brewery.


Executive Officers and Significant Employees

Norman H. Franks, 51, has served as the Company's Chief Financial Officer and Vice President since its inception in 1982. Mr. Franks served as a director from November 1993 when the Company began the process of converting from a limited partnership to a corporation until October 1997. Mr. Franks holds a B.S. degree in mechanical engineering from the University of California, Berkeley.

Don Barkley, 44, joined the Company in 1983 as Master Brewer and has served in that capacity continuously since then. In 1993 Mr. Barkley was the President and representative to the national board of governors of the Master Brewers Association of the Americas, Northern California District. Mr. Barkley holds a B.S. degree in fermentation science from the University of California, Davis.


PROPOSAL NO. 2   RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Company has appointed Moss Adams as its independent auditors to perform the audit of the Company's financial statements, and the shareholders are being asked to ratify such appointment. Moss Adams audited the Company's financial statements for fiscal 1996. Representatives of Moss Adams are expected be present at the Meeting, will have an opportunity to make a statement at the Meeting if they desire to do so, and are expected to be available to respond to appropriate questions. Ratification of the appointment of Moss Adams requires the vote of a majority of the shares of the Company's Common Stock present in person or represented by a proxy at the Meeting and entitled to vote. Abstentions have no effect.


                   THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE
                  RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS

                          SHARE OWNERSHIP OF MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's Common Stock and Series A
Preferred Stock as of November 12, 1997, for (a) each shareholder known by the Company to own beneficially 5% or more of the outstanding shares of its Common
Stock or Series A Preferred Stock; (b) each director and nominee; and (c) all directors and executive officers of the Company as a group. Except as noted, the Company believes that the beneficial owners of the Common Stock and Series A
Preferred Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

COMMON STOCK:
                                                                             Shares                Approximate
                                                                          Beneficially             Percentage
   Name and Address                                                         Owned(1)                Owned(1)
   ----------------                                                  ---------------------       -----------
   United Breweries of America, Inc.+ ...............................      3,081,928(2)              65.0%(3)
   Vijay Mallya+ ....................................................      3,081,928(4)              65.0%(3)
   BDM Construction Co., Inc. .......................................        308,333(5)               7.3%(3)
     835 Piner Rd., Suite D
     Santa Rosa, CA  95402-3847
   H. Michael Laybourn++.............................................        290,063(6)               6.8%(3)
   John Scahill++....................................................        254,142(7)               6.0%(3)
   Norman H. Franks++................................................        250,845(8)               5.9%(3)
   Eric G. Bradley ..................................................          1,000                  *
   Daniel R. Moldenhauer ............................................            500                  *
   O'Neil Nalavadi+ .................................................             --                 --
   Jerome G. Merchant+ ..............................................             --                 --
   Yashpal Singh+ ...................................................             --                 --
   All directors and executive officers as a group (8 persons).......      3,121,456(9)              65.0%(3)


SERIES A PREFERRED STOCK:
                                                                             Shares                Approximate
                                                                          Beneficially             Percentage
   Name and Address                                                           Owned                   Owned
   ----------------                                                  ---------------------       ----------
   H. Michael Laybourn...............................................          6,100                  2.7%
   All directors and executive officers as a group (8 persons).......          6,100                  2.7%

   --------------------------
   +   Three Harbor Drive, Suite 115
       Sausalito, CA  94965

   ++   13351 Hwy. 101 South
       Hopland, CA  95449

   *   less than one percent

   (1) Applicable percentage of ownership is based on 4,245,738 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to such shares. Shares of Common Stock subject to a contract of purchase or options currently exercisable or exercisable within 60 days after the date of this Proxy Statement are deemed outstanding for computing the percentage ownership of the person obligated to purchase the shares or holding the options but are not deemed outstanding for computing the percentage of any other person.

   (2) Includes 517,647 shares of Common Stock which United Breweries of America, Inc. ("UBA") has unconditionally agreed in writing to purchase before November 30, 1997 plus 962,281 outstanding shares and 38,028 shares subject to options which are presently exercisable or will be exercisable within 60 days held by Messrs. Laybourn, Franks, Scahill, and two other shareholders pursuant to a Shareholders' Agreement which


                                      -5-



       requires the parties thereto to vote for four directors designated by UBA and two additional independent directors who are acceptable to UBA.

   (3) As a result of the issuance of 517,647 shares which UBA has agreed in writing to purchase on or before November 30, 1997 and the anticipated repayment of the Company's indebtedness to BDM Construction Co., Inc.
       ("BDM") resulting in the cancellation of 300,000 shares held by BDM, UBA's beneficial holdings will increase to 69.3%, BDM's holdings will decrease to less than one percent, Mr. Laybourn's beneficial holdings will decrease to 6.4%, Mr. Scahill's beneficial holdings will decrease to 5.7%, Mr. Franks's beneficial holdings will decrease to 5.6%, and the beneficial holdings of all directors and executive officers as a group will increase to 69.3%.

   (4) Mr. Mallya may be deemed to be a beneficial owner of UBA because the shares of UBA are owned by a foreign corporation, the shares of which are controlled by fiduciaries who may exercise discretion in Mr. Mallya's favor amongst others. Mr. Mallya is the Chairman and Chief Executive Officer of UBA.

  (5) 300,000 of the shares held BDM were issued as security for the payment of a debt and will be cancelled upon repayment of certain indebtedness of the Company to BDM.

  (6) Includes 16,696 shares subject to options which are presently exercisable or will be exercisable within 60 days. Does not include 2,290,914 outstanding shares, 517,647 shares which UBA has agreed in writing to purchase on or before November 30, 1997, and 21,332 shares subject to options which are presently exercisable or will be exercisable within 60 days held by UBA and Messrs. Franks, Scahill, and two other shareholders, all of which are subject to a Shareholders' Agreement which requires the parties thereto to vote for one director designated by Mr. Laybourn. If such shares were included, Mr. Laybourn's beneficial holdings would be identical to the beneficial holdings of UBA.

  (7) Includes 5,333 shares subject to options which are presently exercisable or will be exercisable within 60 days.

  (8) Includes 5,333 shares subject to options which are presently exercisable or will be exercisable within 60 days. Does not include 175 shares owned by Mr. Franks's wife. Mr. Franks disclaims any beneficial ownership of shares held in the name of his wife.

  (9) Includes 517,647 shares of Common Stock which UBA has agreed in writing to purchase on or before November 30, 1997 and 22,029 shares subject to options which are presently exercisable or will be exercisable within 60 days. See also Note 4 above.

Change in Control Arrangements

On October 24, 1997, the Company entered into a series of agreements with UBA the effect of which was to vest control of the Company in UBA. The agreements included an Investment Agreement with UBA whereby (a) the Company issued 1,600,000 shares of common stock to UBA at a purchase price of $4.25 per share in exchange for $1,800,000 cash and $5,000,000 in assets in the form of 100% of the outstanding interests of Releta Brewing Company LLC, a limited liability company formed by UBA for the purpose of acquiring the North Country Brewery in Saratoga Springs, New York; and (b) UBA unconditionally agreed to purchase an additional 517,647 shares for cash at $4.25 per share ($2,200,000 in the aggregate) on or before November 30, 1997.

The Investment  Agreement also granted UBA the following  rights,  among others:
(a) a right of first offer with respect to future sales of Company securities sufficient to ensure that UBA may purchase a number of shares offered by the Company sufficient to maintain UBA's percentage of ownership on a fully-diluted bases at 45%; (b) a prohibition on the issuance by the Company of securities that would enable any other party to exceed the percentage ownership of the voting securities owned by UBA; (c) a prohibition on issuing senior securities without the consent of UBA; and (d) prohibitions on purchases or sales of assets in amounts in excess of 50% of the book value of the Company's assets. The restrictions terminate when UBA's share ownership falls below certain levels as specified in the Investment Agreement.

In connection with, and as a condition to, UBA's investment in the Company, (a) the Board of Directors increased the size of the Board from five to seven persons as permitted by the bylaws of the Company; (b) Norman H. Franks and Michael F. Lovett resigned from the Board of Directors; (c) Messrs. Mallya, Nalavadi, Merchant, and Singh were appointed to fill the resulting vacancies on the Board of Directors; (d) Messrs. Bradley and Moldenhauer agreed to resign as directors effective December 31, 1997; and (e) Mr. Mallya was elected Chairman of the Board and Chief Executive Officer of the Company. As of the date of this Proxy
Statement, Management has not identified any candidates to replace Messrs. Bradley and Moldenhauer as directors. Management believes that Messrs. Bradley and Moldenhauer will continue to serve as directors beyond December 31, 1997 if their resignations are not accepted effective as of that date.

Also in connection with, and as a condition to, UBA's investment in the Company, UBA and Messrs. Laybourn, Franks, Scahill, Lovett, and Barkley entered into a Shareholders' Agreement that requires the parties to vote their shares in any election of Company directors in favor of four individuals designated by UBA, two independent directors acceptable to UBA, and one individual selected by Michael Laybourn. The Shareholders' Agreement also grants UBA a right of first refusal with respect to any sale of the Company's capital stock by the other parties to the Agreement. The Shareholders' Agreement expires in October 2004.


                             EXECUTIVE COMPENSATION

The following table sets forth, for the fiscal years ended December 31, 1995 and December 31, 1996, annual compensation, including salary, bonuses, and certain other compensation, paid by the Company to the Company's Chief Executive
Officer, Chief Financial Officer, and to all executive officers as a group. None of the Company's other executive officers' annual compensation and all other compensation exceeded $100,000 for fiscal 1996.

                                                                 Annual Compensation
                                                   Fiscal     ----------------------       All Other
Name and Principal Position                         Year        Salary         Bonus     Compensation*
---------------------------                       ---------   -----------  -----------   -------------
H. Michael Laybourn............................     1995      $    89,016    $  22,255      $   9,804
     Chief Executive Officer                        1996           89,016            0          7,053

Norman H. Franks...............................     1995           79,008       23,702          5,835
     Chief Financial Officer                        1996           79,008            0          3,567

All executive officers as a group..............     1995          233,464       55,758         20,701
     (3 persons)                                    1996          233,464       10,792         13,662

---------------
* Includes an allowance for health insurance, life insurance, disability insurance, and participation in the Company's profit sharing retirement plan (annual discretionary contributions by the Company of up to 15% of gross compensation).


Employment Agreements

The Company has entered into employment agreements with President Michael Laybourn and Chief Financial Officer Norman Franks. The agreements provide for minimum salaries of $120,000 and $79,000, respectively. The terms of the employment agreements expire December 24, 1998. Upon any termination of either executive's employment, other than "for cause" as defined in the agreements, the executive is entitled to continue to receive his base compensation through the term of the agreement. Mr. Franks has the option, if he resigns after January 24, 1998, to elect to receive the balance due under the agreement in one lump sum less an 8% discount. The agreements also provide that if the executive's employment is terminated by the Company at any time without cause, the executive may receive up to six months of salary continuation, subject to certain limitations. Except as stated above, the agreements do not provide for any benefits as a result of resignation or retirement, whether as a result of a change in control or otherwise.

The foregoing employment agreements were entered into on October 24, 1997, and replaced employment agreements that had been put in place in October 1996. The previous employment agreements called for minimum annual base salaries of $89,000 for Mr. Laybourn and $79,000 for Mr. Franks. The previous agreements also contained provisions for payment of certain amounts upon a resignation or termination following a change in control.

The previous employment agreements also required the Company to grant each of Mr. Laybourn and Mr. Franks options to purchase up to 20,000 shares of the Company's Common Stock pursuant to the Company's 1994 Stock Option Plan at exercise prices of $9.2125 per share. The options were to vest in equal monthly increments from the date of the employment agreement over five years and have terms of 5 years. The options were granted in January 1997.


                              CERTAIN TRANSACTIONS

On October 11, 1996, in recognition of Mr. Laybourn's personal guaranty of an equipment lease, the Company agreed to grant President Michael Laybourn a 5-year option to purchase 12,500 shares of Common Stock of the Company at an exercise price of $8.80 per share. Mr. Laybourn's guaranty has now terminated in accordance with its terms. The option was granted in January 1997.

On October 24, 1997, as part of UBA's investment in the Company, the Company acquired 100% of the outstanding interests of Releta Brewing Company LLC ("Releta"), a limited liability company formed by UBA for the purpose of acquiring the North Country Brewery in Saratoga Springs, New York. The brewery was approximately one year old, and was built at an original cost of $8.7 million. The Company paid UBA $5 million in Common Stock valued at $4.25 per share for the interests in Releta. UBA represented to the Company that the $5 million represented UBA's actual combined out of pocket costs incurred in taking possession of the brewery and in connection with certain related transactions.

UBA also agreed to provide funding for the working capital requirements of Releta in an amount not to exceed $1 million until October 24, 1999 or until Releta's operations are profitable, whichever comes first. The funding may be provided directly by UBA or UBA may arrange for such financing by a third party. Any amounts funded will be evidenced by a credit agreement in form customary for such financings and will be secured by a first position security interest in the equity interest in and assets of Releta. The terms of the funding are to be mutually agreeable between UBA and the Company and are to be approved by a majority of the disinterested members of the Board of Directors of the Company.

Mr. Mallya has also indicated that The UB Group will be willing to contract with Releta to brew The UB Group's Kingfisher brand premium light lager. The terms of any such arrangement have not been agreed upon, but it is anticipated that they will be approved by a majority of the disinterested members of the Board of Directors of the Company.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 1996, and Form 5 and amendments thereto furnished to the Company with respect to fiscal 1996, no person who, at any time during fiscal 1996 was a director, officer, beneficial owner of more than 10 percent of the Common Stock of the Company failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year or prior fiscal years, except that BDM Construction Company, Inc. failed to file an Initial Statement of Beneficial Ownership on Form 3 after BDM became a beneficial owner of more than 10% of the outstanding shares of Common Stock of the Company in September 1996 and failed to file an Annual Statement of Beneficial Ownership on Form 5 with respect to fiscal 1996.


          SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Proposals of shareholders that are intended to be presented by such shareholders at the Company's 1998 Annual Meeting must be received by the Company no later than November 30, 1997.


                           AVAILABILITY OF FORM 10-KSB

The Company will provide without charge to any shareholder, upon written request, a copy of the Company's Annual Report on Form 10-KSB. Such written requests should be made to the Company at Mendocino Brewing Company, Inc., Attn:
Sarah T. McDaniel, Shareholder Relations, Post Office Box 400, 13351 South Highway 101, Hopland, California 95449 (800) 733-3871.

                                 OTHER BUSINESS

The Board does not presently intend to present matters other than the foregoing for action by the shareholders at the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form accompanying this Proxy Statement, will be voted in accordance with the judgment of the persons voting such proxies.

                                   By Order of the Board of Directors





Hopland, California                Michael F. Lovett
November 12, 1997                  Secretary

                                                                SKU 3680-PS-97

                                                                      APPENDIX A



                              Front of proxy card:

                  THIS PROXY IS SOLICITED BY BOARD OF DIRECTORS

                         MENDOCINO BREWING COMPANY, INC.

         The undersigned shareholder of MENDOCINO BREWING COMPANY, INC., a California corporation (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated November 12, 1997, and appoints Vijay Mallya, Michael Laybourn, O'Neil Nalavadi, Jerome merchant, Yashpal Singh, Eric Bradley, and Dan Moldenhauer, and each of them, as proxy of the undersigned with power of substitution and revocation, to represent the undersigned at the Annual Meeting of the Shareholders of the Company, to be held on Wednesday, December 3, 1997 at 10:00 am at the Ukiah Valley Conference Center located at 200 South School Street, Ukiah, CA 95482, and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote as if the undersigned were present and voting the shares.

         This proxy will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the nominees named and for Proposal 2. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You do not need to mark any boxes.


        CONTINUED AND TO BE SIGNED ON REVERSE SIDE    SEE REVERSE SIDE

                               Back of proxy card:


/X/ Please mark
    votes as in
    this example.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. Election of all 7 Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate).

   Nominees: Vijay Mallya, Michael Laybourn,  O'Neil Nalavadi,  Jerome Merchant,
             Yashpal Singh, Eric Bradley and Dan Moldenhauer

             FOR ALL              WITHHOLD FOR ALL
               /_/                       /_/


/-/ ----------------------------------------
To withhold authority to vote for any individual nominee write that nominee's name in the space provided above and mark box.

2. To ratify the selection of Moss Adams        FOR        AGAINST       ABSTAIN
   as the Company's independent auditors.        /_/         /_/           /_/

MARK HERE                                                  MARK HERE
FOR ADDRESS                                                IF YOU PLAN
CHANGE AND          /_/                                    TO ATTEND         /_/
NOTE AT LEFT                                               THE MEETING


Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:                                   Date:
          ----------------------------------       --------------

Signature:                                   Date:
          ----------------------------------       --------------